THE INDEX TO EXHIBITS IS ON PAGE 8 OF THIS DOCUMENT.

            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1998
                                                    REGISTRATION NO. 33-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AUSPEX SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                        93-0963760
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             2300 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 1997 STOCK PLAN
                            (FULL TITLE OF THE PLAN)


                                 BRUCE N. MOORE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              AUSPEX SYSTEMS, INC.
                             2300 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 566-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                              PROPOSED           PROPOSED
       TITLE OF EACH CLASS                AMOUNT               MAXIMUM           MAXIMUM         AMOUNT OF
         OF SECURITIES TO                 TO BE               OFFERING          AGGREGATE      REGISTRATION
          BE REGISTERED                 REGISTERED              PRICE            OFFERING           FEE
-----------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value...............    1,250,000 shares          $5.00          $6,250,000(1)       $1,843.75
===========================================================================================================

(1) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. Such computation is based on (i) the weighted average exercise price of $6.30 per share for outstanding options to purchase 80,650 shares of Common Stock under the 1997 Stock Plan and (ii) $4.91 per share (based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on June 5, 1998) for the remaining 1,169,350 shares of Common Stock reserved for issuance thereunder.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INFORMATION INCORPORATED BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

    ITEM 3(a)

        The Annual Report on Form 10-K of Auspex Systems, Inc. (the "Registrant"), Commission file no. 0-21432, filed on September 26, 1997 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year ended June 30, 1997, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A filed October 1, 1997.

    ITEM 3(b)

        The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on March 14, 1998 pursuant to Section 13 of the Exchange Act.

        The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, filed on February 12, 1998 pursuant to Section 13 of the Exchange Act.

        The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed on November 13, 1997 pursuant to Section 13 of the Exchange Act.

    ITEM 3(c)

        Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on April 20, 1995 pursuant to Section 12 of the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the

Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

ITEM 8  EXHIBITS

    Exhibit
     Number                           Document
    -------                           --------

  4.1(1)       Registration and Information Rights Agreement dated January 31, 1992.

  4.2(2)       Preferred Shares Rights Agreement between the Registrant and the
               First National Bank of Boston as Rights Agent dated April 19,
               1995.

  5.1          Opinion of Counsel as to Legality of Securities Being Registered.

 23.1          Consent of Independent Public Accountants.

 23.2          Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1          Power of Attorney (see page 5).

----------
(1) Incorporated by reference to exhibits filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1, as amended (File No. 33-60052), which was declared effective on May 11, 1993.

(2) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Form 8-A, which was filed on April 20, 1995.


ITEM 9  UNDERTAKINGS

    A.  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant, Auspex Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 15, 1998.

                                         AUSPEX SYSTEMS, INC.

                                         By: /s/ Bruce N. Moore
                                             ----------------------------------
                                             Bruce N. Moore, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce N. Moore and R. Marshall Case, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                                 Title                             Date
            ---------                                 -----                             ----
/s/ Bruce N. Moore                President, Chief Executive Officer and            May 15, 1998
-------------------------------   Director
(Bruce N. Moore)

/s/ R. Marshall Case              Vice President of Finance and Chief Financial     May 15, 1998
-------------------------------   Officer-(Principal-Financial-and-Accounting
(R. Marshall Case)                Officer)

/s/ R. Stephen Cheheyl            Director                                          May 15, 1998
-------------------------------
(R. Stephen Cheheyl)

/s/ W. Frank King                 Director                                          May 21, 1998
-------------------------------
(W. Frank King)

/s/ David F. Marquardt            Director                                          May 15, 1998
-------------------------------
(David F. Marquardt)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


             ------------------------------------------------------

                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                              AUSPEX SYSTEMS, INC.

                                  June 8, 1998

                                INDEX TO EXHIBITS



 Exhibit                                                                              Page
 Number                                                                                No.
 -------                                                                              ----
 4.1(1)     Registration and Information Rights Agreement dated January 31, 1992.

 4.2(2) Preferred Shares Rights Agreement between the Registrant and the First National Bank of Boston as Rights Agent dated April
            19, 1995.

 5.1        Opinion of Counsel as to Legality of Securities Being Registered.

23.1        Consent of Independent Public Accountants.

23.2        Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1        Power of Attorney (see page 5).

-----------------------------

(1) Incorporated by reference to exhibits filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1, as amended (File No. 33-60052), which was declared effective on May 11, 1993.

(2) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Form 8-A, which was filed on April 20, 1995.